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                                                                   EXHIBIT 10.15

       [LETTERHEAD OF SCIENTIFIC MEASUREMENT SYSTEMS, INC. APPEARS HERE]

MEMO

To:      Dr. Tom Prud'homme

From:    Keith Jezek

Subject: Bridge Loan to Company

Date:    June 5, 1996

This memo acknowledges SMS' receipt of $25,000 from you. This loan is to be repaid no later than 90 days from the date written above. Terms of the loan are that SMS will cause to be issued to you 3,600 shares of its common stock and it will pay interest on the loan at an amount of 11% per annum, payable at the retirement of the note.


                                        /s/  TOM PRUD'HOMME  6/5/96


                                        /s/  LARRY SECREST  6/5/96